SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant   |X|

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Check the appropriate box:

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      14a-6(e)(2))

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|_|   Definitive Additional Materials

|_|   Soliciting Material Under Rule 14a-12

                                 Osteotech, Inc.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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      paid previously. Identify the previous filing by registration statement
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

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 10, 2004

To Our Stockholders:

      The 2004 annual meeting of stockholders of Osteotech, Inc. will be held at the Sheraton Eatontown Hotel and Conference Center, 6 Industrial Way East, Eatontown, New Jersey 07724 on Thursday, June 10, 2004 at 9:00 a.m. local time. At the meeting, stockholders will act on the following matters:

      1.    Election of seven directors, each for a term of one year (Proposal
            No.1);

      2. Ratification of the appointment of PricewaterhouseCoopers LLP as Osteotech's independent auditors for the year ending December 31, 2004 (Proposal No. 2); and

      3.    Any other matters that properly come before the meeting.

      Only stockholders of record at the close of business on April 19, 2004 are entitled to vote at the meeting or at any postponement or adjournment.

      We hope that as many stockholders as possible will personally attend the meeting. Whether or not you plan to attend the meeting, please complete the enclosed proxy card and sign, date and return it promptly so that your shares will be represented. Sending in your proxy will not prevent you from voting in person at the meeting.

                                            By Order of the Board of Directors,


                                            /s/ Michael J. Jeffries
                                            ------------------------------------

                                            MICHAEL J.  JEFFRIES
                                            Secretary

May 5, 2004

                                TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
ABOUT THE MEETING...................................................................................1

   What is the purpose of the annual meeting?.......................................................1

   Who is entitled to vote?.........................................................................1

   Who can attend the meeting?......................................................................1

   What constitutes a quorum?.......................................................................1

   How do I vote?...................................................................................2

   Can I change my vote after I return my proxy card?...............................................2

   Can I vote by telephone or electronically?.......................................................2

   What are the Board's recommendations?............................................................2

   What vote is required to approve each item?......................................................2

STOCK OWNERSHIP.....................................................................................3

   Who are the largest owners of Osteotech's stock?.................................................3

   How much stock do Osteotech's directors and executive officers own?..............................3

   Section 16(a) beneficial ownership reporting compliance..........................................4

PROPOSAL NO. 1-- ELECTION OF DIRECTORS..............................................................5

   Nominees standing for election to the Board......................................................5

   Business experience of nominees to the Board.....................................................5

   Board recommendation and stockholder vote required...............................................6

DIRECTORS' STOCK OPTIONS............................................................................7

CORPORATE GOVERNANCE AND BOARD COMMITTEES...........................................................7

   Are a majority of the directors independent?.....................................................7

   How are directors compensated?...................................................................7

   Can shareholders communicate directly with the directors?........................................8

   How often did the Board meet during 2003?........................................................8

   How many directors attended the 2003 annual meeting of shareholders?.............................8

   What committees has the Board established?.......................................................9

REPORT OF THE AUDIT  COMMITTEE OF THE BOARD OF DIRECTORS...........................................13

PRINCIPAL ACCOUNTANT FEES AND SERVICES.............................................................14

   Pre-approval Policy.............................................................................14

   Audit fees......................................................................................14

   Audit-related fees..............................................................................14

   Tax fees........................................................................................14

   All other fees..................................................................................14

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS..........................................................14

SUMMARY COMPENSATION TABLE.........................................................................15

OPTION GRANTS IN LAST FISCAL YEAR..................................................................16

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES..................17

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION........................................17

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS.....................................18

   Overview........................................................................................18

   Salary and bonus programs.......................................................................19

   Mr. Burel's Special Bonus Program and Severance Arrangements....................................20

   Chief Executive Officer's Compensation..........................................................20

EMPLOYMENT AGREEMENTS..............................................................................21

CHANGE IN CONTROL AGREEMENTS.......................................................................22

STOCKHOLDER RETURN PERFORMANCE GRAPH...............................................................24

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.....................................................25

EQUITY COMPENSATION PLAN INFORMATION...............................................................25

PROPOSAL NO. 2-- RATIFICATION OF AUDITORS..........................................................25

   Board recommendation and stockholder vote required..............................................25

ANNUAL REPORT TO STOCKHOLDERS......................................................................25

STOCKHOLDERS' PROPOSALS............................................................................26

GENERAL............................................................................................26

OTHER MATTERS......................................................................................26

EXHIBIT A

     OSTEOTECH, INC. NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

                                 Osteotech, Inc.
                                  51 James Way
                               Eatontown, NJ 07724

                               -------------------

                                 PROXY STATEMENT

                               -------------------

      This proxy statement contains information related to the annual meeting of stockholders of Osteotech, Inc. to be held on Thursday, June 10, 2004, beginning at 9:00 a.m., at the Sheraton Eatontown Hotel and Conference Center, 6 Industrial Way East, Eatontown, NJ 07724, and at any postponements or adjournments thereof. The approximate date of mailing for this proxy statement and proxy card as well as a copy of Osteotech's 2003 Annual Report is May 5, 2004.

                                ABOUT THE MEETING

What is the purpose of the annual meeting?

      At Osteotech's annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including:

      o     the election of directors; and

      o     the ratification of our independent auditors.

      In addition, management will report on our performance during 2003 and respond to questions from stockholders.

Who is entitled to vote?

      Only stockholders of record at the close of business on the record date, April 19, 2004, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

      All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting. If you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting. Parking is available free of charge in the hotel parking lot.

What constitutes a quorum?

      The presence at the meeting, in person or by proxy, of the holders of one-third of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of April 19, 2004, the record date, 17,144,796 shares of Osteotech's common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered present at the meeting.

How do I vote?

      If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder as of the record date and attend the meeting, you may deliver your completed proxy card in person. If you are a "street name" stockholder and you wish to vote at the meeting, you will need to obtain a proxy from the institution that holds your shares and present it to the inspector of elections with your ballot when you vote at the annual meeting.

Can I change my vote after I return my proxy card?

      Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with Osteotech's Secretary either a notice of revocation or a duly executed proxy bearing a later date. If you are a "street name" stockholder you may vote in person at the annual meeting if you obtain a proxy as described in the answer to the previous question. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

Can I vote by telephone or electronically?

      No. We have not instituted any mechanism for telephone or electronic voting. "Street name" stockholders, however, may be able to vote electronically through their brokers. If so, instructions regarding electronic voting will be provided by the broker as part of the package which includes this proxy statement.

What are the Board's recommendations?

      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

      o     for election of the nominated slate of directors (see page 5); and

      o for ratification of the appointment of PricewaterhouseCoopers LLP as Osteotech's independent auditors (see page 25).

      Pursuant to the provisions of Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

      Election of directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy card marked "WITHHOLD AUTHORITY" or "FOR ALL EXCEPT" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

      Other proposals. For each other proposal, the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the proposal will be required for approval. A properly executed proxy card marked "ABSTAIN" with respect to any such matter will not be voted on such matter, although it will be counted for purposes of determining whether there is a quorum and in determining the number of shares necessary for approval of such matter. Accordingly, an abstention will have the effect of a negative vote.

      Broker non-votes. Where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), such broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum. However, with respect to proposals which require the affirmative vote of a percentage of shares present at the annual meeting and entitled to vote on such proposal for approval, such broker non-votes will be treated as not present for purposes of determining the outcome of any such matter. With respect to proposals which require the affirmative vote of a percentage of the outstanding shares for approval, since such broker non-votes are not cast "FOR" a particular matter, they will have the same effect as negative votes or votes cast "AGAINST" such proposals

                                 STOCK OWNERSHIP

Who are the largest owners of Osteotech's stock?

      As of March 1, 2004, no stockholder or stockholders as a group beneficially owned more than 5% of Osteotech's outstanding shares of common stock.

How much stock do Osteotech's directors and executive officers own?

      The table below shows the amount of Osteotech common stock beneficially owned (unless otherwise indicated) by Osteotech's directors, Osteotech's executive officers named in the Summary Compensation Table below and Osteotech's executive officers and directors as a group. All information is as of March 1, 2004.

                                                                                 Aggregate number
                                                                                    of shares           Percent of
Name and address of beneficial                                                     beneficially           shares
owner or identity of group(1)                           Position                     owned(2)         outstanding(3)
-------------------------------             -------------------------------      ----------------     --------------
Donald D. Johnston                          Chairman of the Board                    532,250(4)             3.1%

Richard W. Bauer                            President, Chief Executive               524,997(5)             3.0
                                            Officer, and Director

Marc H. Burel(6)                            Former Vice President Sales and           94,401(7)               *
                                            Marketing

Michael J. Jeffries                         Executive Vice President, Chief          255,460(8)             1.5
                                            Financial Officer, Secretary
                                            and Director

James L. Russell, Ph.D.                     Executive Vice President and             247,993(9)             1.4
                                            Chief Scientific Officer

Richard Russo                               Executive Vice President and             109,240(10)              *
                                            General Manager, International

Kenneth P. Fallon, III                      Director                                  97,750(11)              *

Stephen S. Galliker(12)                     Director                                      --                 --

John Phillip Kostuik, M.D. FRCS (C)         Director                                  78,750(13)              *

Stephen J. Sogin, Ph.D.                     Director                                 106,622(14)              *

All executive officers and directors as a                                          2,047,463(15)           11.0
group (10 persons)

----------
*     Represents less than 1% of Osteotech's outstanding common stock.

(1) Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares beneficially owned by them. The address of all executive officers and directors is c/o Osteotech, Inc., 51 James Way, Eatontown, New Jersey, 07724.

(2) Includes shares of Common Stock purchased by the executive officer pursuant to Osteotech's Employee Stock Purchase Plan through December 31, 2003.

(3) The percentage of stock outstanding for each stockholder is calculated by dividing (i) the number of shares deemed to be beneficially held by such stockholder as of March 1, 2004 by (ii) the sum of (A) the number of shares of common stock outstanding as of March 1, 2004 plus (B) the number of shares issuable upon exercise of options held by such stockholder which were exercisable as of March 1, 2004 or which will become exercisable within 60 days after March 1, 2004.

(4) Includes 101,250 shares underlying options which are currently exercisable or which will become exercisable within 60 days after March 1, 2004 and includes 25,000 shares of common stock beneficially owned by Mr. Johnston's wife of which he disclaims beneficial ownership.

(5) Includes 472,750 shares underlying options which are currently exercisable or which will become exercisable within 60 days after March 1, 2004.

(6) Mr. Burel's employment relationship with Osteotech was terminated in February, 2004.

(7) Includes 68,750 shares underlying options which are currently exercisable or which will become exercisable within 60 days after March 1, 2004.

(8) Includes 176,394 shares underlying options which are currently exercisable or which will become exercisable within 60 days after March 1, 2004.

(9) Includes 247,993 shares underlying options which are currently exercisable or which will become exercisable within 60 days after March 1, 2004.

(10) Includes 104,613 shares underlying options that are currently exercisable or which will become exercisable within 60 days after March 1, 2004.

(11) Includes 82,500 shares underlying options which are currently exercisable or which will become exercisable within 60 days after March 1, 2004.

(12) The Board elected Mr. Galliker as a director of Osteotech on March 25, 2004. He was granted an option on such date to purchase 15,000 shares of our common stock. The option is not exercisable until March 25, 2005.

(13) Includes 67,500 shares underlying options which are currently exercisable or which will become exercisable within 60 days after March 1, 2004.

(14) Includes 101,250 shares underlying options which are currently exercisable or which will become exercisable within 60 days after March 1, 2004.

(15) Includes 1,423,000 shares underlying options which are currently exercisable or which will become exercisable within 60 days after March 1, 2004.

Section 16(a) beneficial ownership reporting compliance

      To Osteotech's knowledge, based solely upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and executive officers complied during 2003 with the reporting requirements of Section 16(a) of the Exchange Act except as follows: Each of Richard W. Bauer, Marc H. Burel, Michael J. Jeffries, James L. Russell and Richard Russo was late filing one Form 4 reporting one transaction in December, 2003 relating to a December, 2003 option grant and Kenneth P. Fallon, III was late filing one Form 4 reporting one transaction in January, 2003.

                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

      Under Osteotech's By-laws, all directors elected by the stockholders are elected for a one-year term or until their successors are duly elected and qualified. Each of the nominees has consented to serve a one-year term or until his successor is duly elected and qualified. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Pursuant to the Board's authority under the By-laws, the Board has increased the number of directors on the Board from six to seven in March, 2004 and based upon the recommendation of the Nominating and Corporate Governance Committee, elected Stephen S. Galliker as a new director of Osteotech. The Nominating and Corporate Governance Committee has recommended, and the Board also recommends that the shareholders elect the following nominees as directors of Osteotech for a one-year term.

Nominees standing for election to the Board

                                                           Current Position
Name                                          Age          With Company
--------------------------------------      ------         ---------------------------------------------------
Donald D. Johnston                            79           Chairman of the Board

Richard W. Bauer                              59           President, Chief Executive Officer and Director

Michael J. Jeffries                           61           Executive Vice President, Chief Financial Officer,
                                                           Secretary and Director

Kenneth P. Fallon, III                        65           Director

Stephen S. Galliker                           57           Director

John Phillip Kostuik, M.D., FRCS(C)           66           Director

Stephen J. Sogin, Ph.D.                       62           Director

Business experience of nominees to the Board

      Donald D. Johnston, 79, has been a director of Osteotech since September, 1991. Mr. Johnston became Chairman of the Board in June, 1992. Over the course of 25 years Mr. Johnston held various positions of increasing responsibility with Johnson & Johnson, Inc. At the time of his retirement in May, 1986 he was a member of the Executive Committee and the Board of Directors of Johnson & Johnson, Inc. From 1992 to 1998, Mr. Johnston was a founding Director and a member of the Audit, Compensation and Executive Committees of Human Genome Sciences, Inc. He is currently a member of the Board of Directors and Chairman of the Audit Committee of Diversa Corp. Mr. Johnston has a B.A. in economics from the University of Cincinnati.

      Richard W. Bauer, 59, has served as our Chief Executive Officer and a member of the Board since he joined Osteotech in February, 1994. Mr. Bauer also served as our President from February, 1994 until September, 1999. Effective with the resignation of our then existing President and Chief Operating Officer on November 15, 2001, Mr. Bauer resumed serving as our President. Prior to joining Osteotech, from 1992 to 1993, Mr. Bauer was President of the Prosthetic Implant Division of Zimmer, Inc., then a subsidiary of Bristol-Myers Squibb Company. From 1991 through 1992, Mr. Bauer served as Senior Vice President and General Manager of Zimmer's Fracture Management Division, and as Vice President of Marketing of its Orthopaedic Implant Division from 1989 to 1991. Mr. Bauer previously served in positions of significant responsibility with Professional Medical Products, Inc., Support Systems International, Inc. and the Patient Care Division of Johnson & Johnson, Inc. Mr. Bauer has B.S. and M.B.A. degrees from Fairleigh Dickinson University.

      Michael J. Jeffries, 61, Executive Vice President, Chief Financial Officer, Secretary and member of the Board of Directors, has been with Osteotech for more than 14 years. He joined Osteotech in January, 1990, originally as Senior Vice President and Chief Financial Officer, became Secretary in May, 1991 and a director in

July, 1991, and was elected Executive Vice President in October, 1992. Mr. Jeffries also served as our Chief Operating Officer from January, 1994 until September, 1999. Prior to joining Osteotech, Mr. Jeffries had more than 25 years of business experience in various positions of increasing responsibility in a number of publicly and privately held companies, for some of which he was also a member of the board of the directors. Since March, 2004, Mr. Jeffries has served as a director and is the chairman of the audit committee of Sucampo Pharmaceuticals, Inc., a privately held pharmaceutical company. Mr. Jeffries serves as Treasurer of the American Association of Tissue Banks and is a member of its Board of Governors. Mr. Jeffries has a B.B.A. degree from the City College of New York and a M.B.A. degree in finance from Fordham University.

      Kenneth P. Fallon, III, 65, has served as a director of Osteotech since June, 1995. Mr. Fallon is an Associate with Karos Partners, an investment firm. Mr. Fallon retired as the Chairman of the Board of Axya Medical, Inc., a Massachusetts based privately held medical device company, in March, 2003 and was the Chief Executive Officer and a Director of Axya Medical Inc., from 1999 until late 2002. In 1997 and 1998, Mr. Fallon was President of the surgical business at Haemonetics Corporation. In 1994 and 1995, Mr. Fallon served as Chief Executive Officer and Chairman of the Board of UltraCision Incorporated, a manufacturer of advanced technology medical devices. UltraCision was sold to Ethicon EndoSurgery, a unit of Johnson & Johnson, Inc., in November, 1995. From 1992 through 1994, Mr. Fallon served as President and Chief Executive Officer of American Surgical Technologies Corporation. Mr. Fallon was President, U.S. Operations of Zimmer, Inc., then a subsidiary of Bristol-Myers Squibb Company from 1991 to 1992. From 1985 through 1991 he served as President of Zimmer's Orthopaedic Implant Division, and from 1983 to 1985 as its Vice President of Marketing. Mr. Fallon previously served in positions of significant responsibility with the Codman and Orthopedic Divisions of Johnson & Johnson, Inc. Mr. Fallon has a B.B.A. degree in marketing from the University of Massachusetts and a M.B.A. degree from Northeastern University.

      Stephen S. Galliker, 57, was appointed to the Board of Directors in March, 2004. Since September, 1999, Mr. Galliker has served as Executive Vice President, Finance and Administration, and Chief Financial Officer of Dyax Corp, a biopharmaceutical company. He was Chief Financial Officer of Excel Switching Corporation, a developer and manufacturer of open switching platforms for telecommunications networks, from July, 1996 to September, 1999, and was Excel's Vice President, Finance and Administration from September, 1997 to September, 1999. Mr. Galliker was employed by Ultracision, Inc., a developer and manufacturer of ultrasonically powered surgical instruments from September, 1992 to June, 1996. At Ultracision, Inc., Mr. Galliker was Chief Financial Officer and Vice President of Finance until November, 1995 and Chief Operating Officer from December, 1995 to June, 1996.

      John Phillip Kostuik, M.D., FRCS(C), 66, has served as a director of Osteotech since June, 1997. Dr. Kostuik is currently, and has since 1991 been a Professor of the Department of Orthopaedic Surgery, Johns Hopkins University, School of Medicine, Chief Spine Division, where he also served as the Chairman of the Department from 1991 to November, 2001. He is the past president of the Scoliosis Research Society and the North American Spine Society and he has served on the Executive Committee of the North American Spine Society. He has B.A. and M.D. degrees from Queens University in Kingston, Ontario.

      Stephen J. Sogin, Ph.D., 62, has served as a director of Osteotech since October, 1988. From December, 1984 until January 1, 1995, he was a founding general partner of Montgomery Medical Ventures. Dr. Sogin currently serves as a venture capital consultant and serves on the Board of Directors of Finet, Inc., and three private corporations. Dr. Sogin is currently Chairman of Icomomed, a start-up internet based medical information database, where Dr. Sogin also served as President and Chief Executive Officer from October, 1999 until February, 2000. He has a B.S., M.S. and Ph.D. in microbiology from the University of Illinois.

Board recommendation and stockholder vote required

      The Board of Directors recommends a vote FOR the election of each of the nominees named above. (Proposal No. 1 on the proxy card). The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors.

                            DIRECTORS' STOCK OPTIONS

      During the year ended December 31, 2003, we granted options to purchase common stock under Osteotech's 2000 Stock Plan, exercisable at a price equal to the fair market value of Osteotech's common stock on the date of grant, as indicated in the table below.

                                                    Number of
Name                                                 Options      Exercise Price
------------------------------------------          ---------     --------------
Kenneth P.  Fallon, III...................           15,000            $13.45
Donald D. Johnston........................           15,000            $13.45
John Phillip Kostuik, M.D., FRCS(C).......           15,000            $13.45
Stephen J.  Sogin, Ph.D...................           15,000            $13.45

      All of the options listed above were granted on June 12, 2003, vest on the first anniversary of the date of grant and expire ten (10) years from the date of grant. On March 25, 2004, we also granted Stephen S. Galliker an option to purchase 15,000 shares of common stock as a newly elected non-employee director for an exercise price of $6.18, the fair market value of our common stock at the date of grant. Pursuant to our non-employee director compensation policy, we will grant an option to purchase 15,000 shares of common stock to each of our non-employee directors who are elected to our Board of Directors at the June 10, 2004 annual meeting (except for Mr. Galliker) at an exercise price equal to the fair market value of our common stock on June 10, 2004.

                    CORPORATE GOVERNANCE AND BOARD COMMITTEES

Are a majority of the directors independent?

      The Board of Directors has determined that Messrs. Fallon, Johnston, Kostuik, Sogin and Galliker are independent directors in accordance with Rule 4200(a)(15) of the National Association Securities Dealers' ("NASD") listing standards because none of them are believed to have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out their responsibilities as a director. Messrs. Bauer and Jeffries are precluded from being deemed independent under the NASD listing standards because they currently serve as executive officers of Osteotech.

How are directors compensated?

      In 2003 and through June 10, 2004, members of the Board who are not executive officers of Osteotech (except for Mr. Galliker) receive $15,000 per annum and an option to purchase 15,000 shares of Osteotech's common stock under our 2000 Stock Plan, in consideration of their serving on the Board. See "Directors' Stock Options" above. The Chairperson of the Board receives an additional $10,000 per annum. Each Board member who was not an executive officer of Osteotech received $1,000 for each Board meeting attended in excess of four per year and reimbursement for travel and related expenses incurred in connection with attendance at meetings. Members of the Board who were not executive officers of Osteotech, other than the Chairperson of the Board, receive an additional $2,500 per annum for each committee of the Board on which they serve.

      In March, 2004, the Board adopted a new non-employee director compensation policy effective immediately for Mr. Galliker and effective June 10, 2004 for all of the other members of the Board who are not executive officers of Osteotech. Under the new compensation policy, members of the Board who are not executive officers of Osteotech are compensated as follows:

      Members of the Board. Each director who is not an executive officer of Osteotech receives $15,000 per annum and an option to purchase 15,000 shares of our common stock under our 2000 Stock Plan in consideration of the member's serving on the Board.

      Chairperson of the Board. In addition to the annual compensation for the members of the Board described above, the Chairperson of the Board receives $20,000 per annum in consideration of the additional duties and responsibilities required of the Chairperson of the Board. The Chairperson of the Board receives no additional compensation for serving as a member or chairperson of any Board committees.

      Chairperson of our Board Committees. In addition to the annual compensation for the members of the Board who are not executive officers of Osteotech described above under "Members of the Board", the Chairperson of the Audit Committee receives $10,000 per annum and the Chairperson of each of our other Board committees receives $5,000 per annum in consideration of the additional duties and responsibilities required of a Chairperson of a Board committee.

      Non-Chairperson Members of the Board Committees. In addition to the annual compensation for the members of the Board who are not executive officers of Osteotech described above under "Members of the Board", the members of each Board committee who do not serve as the Chairperson of such committee receive $2,500 per annum for each Board committee on which they serve in consideration of the additional duties and responsibilities required of Board committee membership.

      Both under our existing and new director compensation policies, directors who also serve as executive officers receive compensation solely for acting in such capacity as an executive officer. See "Summary Compensation Table" on page 15.

Can shareholders communicate directly with the directors?

      Shareholders may communicate directly with the directors. All communications should be sent in care of the Secretary of Osteotech at Osteotech's address and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors, for a specific non-employee director or a particular committee of the directors. If no director is specified, the communication will be forwarded to the entire Board.

How often did the Board meet during 2003?

      The Board of Directors met five times during 2003. Each director attended at least 75% of the total number of meetings of the Board and committees on which he served. In 2003, the independent directors of the Board met once in an executive session. Beginning in 2004 and thereafter, there will be at least two executive sessions of the independent directors of the Board each year.

How many directors attended the 2003 annual meeting of shareholders?

      Osteotech does not have a policy requiring the directors to attend the shareholders' meeting; however, all of our directors attended the 2003 annual meeting. It is expected that all of our directors will attend the 2004 annual meeting.

What committees has the Board established?

      The Board of Directors has standing Executive, Compensation, Audit and Nominating and Corporate Governance Committees. In 2003, the membership of the standing committees was as follows:

                                                               Nominating and
                                                                   Corporate
                                                  Audit           Governance        Compensation        Executive
Name                                            Committee        Committee(1)         Committee         Committee
-------------------------------------------     ---------      ---------------      ------------        ---------
Richard W. Bauer...........................                                                                 *
Kenneth P. Fallon, III.....................                            *                  *
Donald D. Johnston.........................        **                 **                 **                 *
John Phillip Kostuik, M.D., FRCS(C)........         *                  *
Stephen J. Sogin, Ph.D.....................         *                                     *                 *

----------
*     Member

**    Chair. There is no Chair of the Executive Committee.

(1) The Nominating and Corporate Governance Committee was formed in December, 2003.

On March 25, 2004, based on the recommendation of the Nominating and Corporate Governance Committee, the Board changed the membership of its standing committees. The current membership of the standing committees is as follows:

                                                               Nominating and
                                                                  Corporate
                                                  Audit           Governance        Compensation        Executive
Name                                            Committee         Committee           Committee         Committee
-------------------------------------------     ---------      ---------------      ------------        ---------
Richard W. Bauer...........................                                                                  *

Kenneth P. Fallon, III.....................                             *                **

Stephen S. Galliker........................         **                                    *

Donald D. Johnston.........................          *                 **                                    *

John Phillip Kostuik, M.D., FRCS(C)........                             *

Stephen J. Sogin, Ph.D.....................          *                                     *                 *

----------
*     Member

**    Chair. There is no Chair of the Executive Committee.

      Audit Committee. In 2003 and through March 25, 2004, the Audit Committee consisted of Mr. Johnston, Chairman, Dr. Kostuik and Dr. Sogin. On March 25, 2004, based on the recommendation of the Nominating and Corporate Governance Committee, the Board replaced Dr. Kostuik with Mr. Galliker, who has become the new Chairman of the Audit Committee. Our common stock is traded on The Nasdaq Stock Market(R) ("Nasdaq"). In compliance with audit committee requirements for Nasdaq companies, all members of the Audit Committee are independent, as independence is defined in Rule 4200(a)(15) of the National Association Securities Dealers' ("NASD") listing standards. Each of the members is able to read and understand financial statements, including a balance sheet, income statement and statement of cash flow. The Board has determined that in addition to being independent, Mr. Galliker is an "audit committee financial expert" as such term is defined under the applicable Securities and Exchange Commission rules. The Audit Committee met four times during 2003. The Audit Committee has adopted a Charter, which was attached as Exhibit A to our 2003 Proxy Statement and may also be found on our website at www.osteotech.com. The Charter describes the primary functions of the Audit Committee as follows:

      o review the audited financial statements and related footnotes that are to be included in Osteotech's Annual Report on Form 10-K with management and independent accountants prior to filing the Form 10-K;

      o review interim financial statements and related footnotes that are to be included in Osteotech's Quarterly Reports on Form 10-Q with management and independent accountants prior to the filing of each respective Form 10-Q;

      o review the matters required to be discussed by Statements of Auditing Standards No. 61, 71 and 90 with independent accountant;

      o review and approve all related-party transactions, as that term is defined by Securities and Exchange Commission rules and regulations;

      o appoint the independent accountants, review the independence of the independent accountants and recommend that the Board take appropriate action to oversee the independence of the independent accountant, approve in advance, all permissible audit and non-audit services as set forth in Section 203 of the Sarbanes-Oxley Act of 2002 (the "Act") and ensure that audit partners are rotated according to Section 203 of the Act at least once every five years;

      o review and evaluate the internal process for establishing the annual internal audit plan, review and approve the annual audit plan ensuring the plan is sufficiently linked to Osteotech's overall business objectives and key risk factors, review and concur in the appointment, replacement, reassignment or dismissal of the Director of Internal Audit and confirm and assure the independence of the Director of Internal Audit and the internal audit staff;

      o review and assess Osteotech's Code of Business Conduct and Ethics, a copy of which may be found on our website at www.osteotech.com;

      o assess the process in place to ensure compliance with the Code of Business Conduct and Ethics and the process for approving and disclosing any waivers to the Code;

      o ensure procedures exist for the receipt, retention and treatment of complaints received by Osteotech regarding accounting, internal accounting controls or auditing matters; and

      o review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up of any instances of non-compliance.

      See the "Report of the Audit Committee of the Board of Directors" on page 13.

      Nominating and Corporate Governance Committee. The purpose of the Nominating and Corporation Governance Committee (the "Nominating Committee") is to:

      o assess the qualifications of potential director nominees and candidates;

      o determine the slate of director nominees for election to Osteotech's Board of Directors;

      o identify and recommend candidates to fill vacancies occurring between annual meetings of stockholders; and

      o develop and recommend to the Board a set of corporate governance principles applicable to Osteotech.

      The Nominating Committee has adopted a Charter, which is included in this proxy statement as Exhibit A and a copy of which may also be found on our website at www.osteotech.com. The Nominating Committee will consider candidates that shareholders recommend. Shareholders may recommend candidates for consideration by the Nominating Committee by writing to the Nominating Committee in care of the Secretary of Osteotech. Such recommendations for the 2005 annual meeting of shareholders must be received by Osteotech on or before January 5, 2004.

      The Charter of the Nominating Committee sets forth the criteria for identifying and recommending new candidates to serve as directors. In considering potential candidates of the Board, the Nominating Committee will give equal consideration to director candidates recommended by shareholders and the Nominating Committee's own candidates, provided that the shareholder recommendations are made in accordance with the procedures described above. Candidates will be interviewed by the Nominating Committee to evaluate the following, among other qualifications it may deem appropriate:

      o Experience as a board member of another publicly traded corporation, experience in industries or with technologies relevant to Osteotech, accounting or financial reporting experience, or such other professional experience which the Nominating Committee determines qualifies an individual for Board service;

      o Candidates' business judgment and temperament, ethical standards, view of the relative responsibilities of a board member and management, independent thinking, articulate communication and intelligence; and

      o Any other factors, as the Nominating Committee deems appropriate, including judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

      Current directors standing for reelection are not required to participate in an interview process. All of the directors named on the proxy card are standing for reelection. The Board has determined that all of the members of the Nominating Committee are independent as defined in Rule 4200(a)(15) of the NASD listing standards. The Nominating Committee was formed in December, 2003 and held no meetings in 2003.

      Compensation Committee. In 2003 and through March 25, 2004, the Compensation Committee consisted of Mr. Johnston, Chairman, Mr. Fallon and Dr. Sogin. On March 25, 2004, based on the recommendation of the Nominating and Corporate Governance Committee, the Board replaced Mr. Johnston with Mr. Galliker and appointed Mr. Fallon as the new Chairman of the Compensation Committee. The Board has determined that all of the members of the Compensation Committee are independent directors in accordance with Rule 4200(a)(15) of the NASD listing standards.

      The Compensation Committee is charged with:

      o     reviewing Osteotech's general compensation strategy;

      o establishing salaries and bonuses for officers; reviewing benefit programs (including retirement plans) for all levels of officers and certain non-officer employees;

      o administering Osteotech's incentive compensation and stock plans and certain other compensation plans; and

      o     approving employment contracts for officers.

      In 2003, the Compensation Committee met four times.

      Executive Committee. The Executive Committee possesses all of the powers of the Board except the power to issue stock, approve mergers with nonaffiliated corporations or declare dividends (except at a rate or in a periodic amount or within a price range established by the Board), and certain other powers specifically reserved by Delaware law to the Board, except as exclusively reserved by the other standing committees of the Board. In 2003, the Executive Committee held four meetings.

                               REPORT OF THE AUDIT
                       COMMITTEE OF THE BOARD OF DIRECTORS

      During the period covered by this report, the Audit Committee of Osteotech's Board of Directors was composed of the following non-employee directors: Donald D. Johnston, Chairman, John Phillip Kostuik, M.D., FRCS(C) and Stephen J. Sogin, Ph.D., all of whom are independent as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, as amended in 2003. Such charter requires that the members of the Audit Committee meet the requirements of the rules and regulations of the Securities and Exchange Commission, Nasdaq and the Sarbanes-Oxley Act of 2002. The members of the Audit Committee meet all such current requirements. The Audit Committee is charged with the responsibility to select and appoint the independent accountants and has chosen to have the selection ratified by stockholders.

      Management is responsible for Osteotech's internal controls and the financial reporting process. Osteotech's independent accountants are responsible for performing an independent audit of Osteotech's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on Osteotech's consolidated financial statements. The Audit Committee's responsibility is to monitor and oversee these processes.

      As reported in March, 2004, during its year-end closing procedures for 2003, Osteotech became aware of a previously undetected flaw in the computer software that is used to maintain certain accounting records that caused over accruals of certain expenses in Osteotech's fiscal years ended December 31, 1996, 1997, 1998, 1999, 2000, 2001 and 2002. As a result, in consultation with
Osteotech's independent accountants, Osteotech restated its financial statements for these fiscal years and filed an amended Annual Report on Form 10-K/A for the year ended December 31, 2002 with the Securities and Exchange Commission (the "SEC") on March 12, 2004, and filed amended Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 with the SEC on April 23, 2004. The Audit Committee has determined, through internal review, that the errors identified were caused entirely by the flaw in the computer software program, which has now been corrected, and is satisfied that this, in combination with additional, more comprehensive analytical procedures that have been instituted by Osteotech, will prevent this type of error from recurring in the future.

      The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. Management represented to the Audit Committee that Osteotech's consolidated financial statements were prepared in accordance with generally accepted accounting principles generally accepted in the United States. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended.

      Osteotech's independent accountants also provided and discussed with the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also reviewed and discussed with the independent accountants the accounting firm's independence. The Audit Committee found that the non-audit services as described on page 14 under "Audit-Related Fees" and "Tax Fees" provided by the independent accountants during the year ended December 31, 2003 were compatible with maintaining the independent accountants' independence.

      Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Osteotech's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission on March 15, 2004.

                                        MEMBERS OF THE AUDIT COMMITTEE

                                        Donald D. Johnston, Chairman
                                        John Phillip Kostuik, M.D., FRCS(C)
                                        Stephen J. Sogin, Ph.D

                     PRINCIPAL ACCOUNTANT FEES AND SERVICES

Pre-approval Policy

      In accordance with the requirements of the Sarbanes-Oxley Act of 2002 (the "Act") and the Audit Committee Charter, as amended in 2003, all audit and audit-related work and all non-audit work performed by the independent accountants, PricewaterhouseCoopers LLP, must be submitted to the Audit Committee for specific approval in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee has not delegated any of its responsibilities to management.

Audit fees

      Audit fees billed or expected to be billed to Osteotech by PricewaterhouseCoopers LLP for the audit of the consolidated financial statements included in Osteotech's Annual Report on Form 10-K, the statutory audits for Osteotech's foreign subsidiaries, reviews of the consolidated financial statements included in Osteotech's Quarterly Reports on Form 10-Q and work related to Osteotech's registration statements for the years ended December 31, 2003 and December 31, 2002 totaled $292,175 and $273,750, respectively.

Audit-related fees

      The aggregate fees billed for audit related services for the years ended December 31, 2003 and 2002 were $20,600 and $16,100 respectively. These fees primarily relate to audits of employee benefit plans and consultation on the application of accounting standards.

Tax fees

      The aggregate fees billed for tax services for the years ended December 31, 2003 and 2002 were $39,800 and $41,006, respectively. These fees primarily related to tax advice and planning services related to Osteotech's foreign subsidiaries.

All other fees

      None.

                    BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

      The following is a description of the background of the executive officers of Osteotech who are not directors:

      James L. Russell, Ph.D., 53, joined Osteotech in December, 1995 as Executive Vice President and Chief Scientific Officer. He previously held research and development positions of increasing responsibility for 16 years with Proctor & Gamble Company, or P&G. Dr. Russell oversaw the development of several products, in a variety of therapeutic areas, including bone-related therapeutic agents for the treatment of Paget's disease, hypocalcemia of malignancy and osteoporosis. In his prior position at P&G, he served as the Pharmaceutical Division's Director of Product Development. Dr. Russell holds a B.S. in Biology from Boston State College and a Ph.D. in Cellular Immunology from Purdue University.

      Richard Russo, 55, joined Osteotech in September, 1991, and was elected Executive Vice President and General Manager, International on July 1, 2000. From April, 1998 to June, 2000 Mr. Russo served as Executive Vice President, Strategic Planning and Business Development and from October, 1995 to April, 1998 he served as Senior Vice President, Strategic Planning and Business Development. Prior thereto Mr. Russo held a number of progressively more responsible positions with Osteotech in the areas of marketing, business development, clinical research and regulatory affairs. Prior to joining Osteotech, Mr. Russo worked for several leading healthcare companies, having positions of responsibility in marketing, sales, business development, regulatory affairs and clinical research management. Mr. Russo earned a B.A. in philosophy from Boston College and a M.B.A. in marketing from Columbia University.

                           SUMMARY COMPENSATION TABLE

      As of December 31, 2003, in addition to its Chief Executive Officer, Osteotech had four other executive officers. The following table provides a summary of compensation for each of the three years ended December 31, 2003, 2002 and 2001 with respect to the persons serving as Osteotech's Chief Executive Officer during the year ended December 31, 2003 and each of Osteotech's other executive officers during the year ended December 31, 2003 who were serving in that capacity as of December 31, 2003 and whose annual salary and bonus during the year ended December 31, 2003 exceeded $100,000 (collectively the "Named Executive Officers").

                                                                                                    Long-Term
                                                           Annual Compensation                    Compensation
                                                   ------------------------------------------     ------------
                                                                                    Other
                                                                                    Annual         Securities          All Other
                                                                                 Compensation      Underlying        Compensation
Name and Principal Position          Year          Salary ($)     Bonus ($)         ($)(1)         Options (#)           ($)(2)
---------------------------          ----          ----------     ---------      ------------     ------------       ------------
Richard W. Bauer                     2003          $386,250       $152,284             $0             30,000             $4,200
President and                        2002           366,250              0              0             40,000              3,850
Chief Executive Officer              2001           356,250              0              0                  0              3,675

Marc Burel                           2003          $236,750       $301,092(4)          $0              5,000             $4,200
Former Vice President Sales and      2002           224,750        339,618(4)           0             20,000              3,850
Marketing (3)                        2001           218,250        358,911(4)           0              6,000              3,675

Michael J. Jeffries                  2003          $276,500        $58,800             $0             18,000             $4,900
Executive Vice President and         2002           259,583         25,000              0             30,000              3,850
Chief Financial Officer              2001           251,750              0              0                  0              3,675

James L. Russell, Ph.D.              2003          $231,750        $49,140             $0             15,000             $4,900
Executive Vice President and         2002           219,925         23,000              0             30,000              3,850
Chief Scientific Officer             2001           213,725              0              0                  0              3,675

Richard Russo                        2003          $247,500        $52,710             $0             25,000             $4,900
Executive Vice President and         2002           231,166         50,000              0             30,000              3,850
General Manager, International       2001           224,000              0              0                  0              3,675

----------
(1) Excludes perquisites and other personal benefits that in the aggregate do not exceed 10% of the Named Officer's total annual salary and bonus.

(2)   Consists of Osteotech's annual contributions to a 401(k) plan.

(3) Mr. Burel's employment relationship with Osteotech was terminated in February, 2004. See "Mr. Burel's Special Bonus Program and Severance Arrangement" on page 20.

(4) As more fully explained on page 20 under the heading "Mr. Burel's Special Bonus Program and Severance Arrangement", during his employment at Osteotech Mr. Burel was entitled to a Special Bonus Program based upon end-user revenues generated in a specific geographical territory. Mr. Burel did not participate in the Executive Performance Bonus Program.

                        OPTION GRANTS IN LAST FISCAL YEAR

      The following table contains information concerning the grant of stock options under our 2000 Stock Plan (the "Stock Plan") to the Named Executive Officers during 2003.

                                                 Individual Grants
                             --------------------------------------------------------
                             Number of
                             Securities      % of Total                                       Potential Realizable Value at
                             Underlying        Options                                         Assumed Annual Rates of Stock
                              Options         Granted to     Exercise or                   Price Appreciation for Option Term (1)
                             Granted (#)    Employees in     Base Price    Expiration     ---------------------------------------
       Name                     (2)          Fiscal Year    ($/Share)(2)    Date (2)      0%($)        5%($)              10%($)
---------------------------------------------------------------------------------------------------------------------------------
Richard W. Bauer               30,000            8.01%          $7.96      12/18/2013      $0      $   150,180       $    380,586

Marc H. Burel                   5,000            1.34%           7.96      12/18/2013       0           25,030             63,431

Michael J. Jeffries            18,000            4.81%           7.96      12/18/2013       0           90,108            228,351

James L. Russell, Ph. D        15,000            4.01%           7.96      12/18/2013       0           75,090            190,293

Richard Russo                  25,000            6.68%           7.96      12/18/2013       0          125,150            317,155
---------------------------------------------------------------------------------------------------------------------------------
All Stockholders (3)              N/A             N/A             N/A             N/A      $0      $94,734,131       $240,074,887

All Optionees (4)             374,450          100.00%          $9.06         Various       0      $ 2,133,536       $  5,406,798

Optionees Gain
  as a % of all
  Stockholders Gain               N/A             N/A             N/A             N/A      N/A             2.3%               2.3%

----------
(1) The dollar amounts under these columns are the result of calculation at 0%, 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of Osteotech's stock price. Any valuation model utilized to calculate future stock appreciation and valuation requires a prediction of Osteotech's stock price, and thus, could place Osteotech in the position of predicting a future stock price that would most likely be incorrect. Therefore, Osteotech did not use an alternative valuation method, as it is unaware of any method which will determine with reasonable accuracy a present value based on future unknown factors.

(2) All options were granted at an exercise price equal to the fair market value of the common stock as determined by the last sale price as reported on Nasdaq on the date of grant. Options generally become exercisable in increments of 25% per year commencing one year from the date of grant and expire on the tenth anniversary of the date of grant.

(3) The "Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term" is the incremental gain to all stockholders as a group which would result from the application of the same assumptions applied to the Named Executive Officers' options to all shares outstanding at December 31, 2003.

(4) Information is based on all stock option grants made to optionees in 2003. All options were granted under the Stock Plan. The exercise price shown is an average of all grants. Options expire on various dates in 2013.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth the information with respect to the Named Executive Officers concerning the exercise of options during 2003 and unexercised options held as of December 31, 2003.

                                                                   Number of Securities              Value of Unexercised
                                                                  Underlying Unexercised             In-the-Money Options
                                                                  Options at Year-End (#)              at Year-End ($)(1)
                                                              ------------------------------   --------------------------------
                               Shares
                             Acquired on
                              Exercise         Value
        Name                     (#)       Realized ($)       Exercisable      Unexercisable   Exercisable       Unexercisable
----------------------       -----------   ------------       -----------      -------------   -----------       -------------
Richard W. Bauer                  0              $0             472,750            66,250        $597,429          $58,325
Marc H. Burel                     0               0              68,750            43,250         106,935           46,485
Michael J. Jeffries               0               0             176,394            44,250         229,139           34,995
James L. Russell, Ph.D.           0               0             247,993            40,000         640,843           25,850
Richard Russo                     0               0             104,613            51,250         198,385           40,875

----------
(1) The amount represents the difference between the exercise price and a market value of $8.80 as determined by the last sale price as quoted on Nasdaq on December 31, 2003.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

      Messrs. Johnston and Fallon and Dr. Sogin served on the Compensation Committee during the year ended December 31, 2003. None of these directors has ever been an officer or employee of Osteotech or any of its subsidiaries. During the year ended December 31, 2003, no executive officer of Osteotech served on the Compensation Committee or Board of Directors of any other entity which had any executive officer who also served on the Compensation Committee or Board of Directors of Osteotech. On March 25, 2004, the Board of Directors, based upon the recommendation of the Nominating and Corporate Governance Committee, appointed Mr. Galliker to the Compensation Committee. Mr. Galliker has never been an officer or employee of Osteotech or any of its subsidiaries. No executive officer of Osteotech currently serves on the Compensation Committee.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

      During the period covered by this report the Compensation Committee of Osteotech's Board of Directors consisted of the following non-employee directors: Donald D. Johnston, Chairman, Kenneth P. Fallon, III and Stephen J. Sogin, Ph.D. The Board has determined that all of the above Directors are independent under Rule 4200(a)(15) of the NASD listing standards. The Compensation Committee determines all compensation paid or awarded to Osteotech's executive officers. The Compensation Committee believes Osteotech must retain, adequately compensate and financially motivate talented and ambitious managers capable of leading Osteotech's planned expansion in highly competitive fields, in which many of Osteotech's competitors have greater total resources. The Compensation Committee's goal is to use Osteotech's resources wisely by attracting and retaining the most effective and efficient management organization possible. In determining the compensation of the executive officers in 2003, the Compensation Committee utilized the standards set forth in the Salary Administration Program and the Executive Performance Bonus Program, which were adopted by the Compensation Committee in consultation with an independent management compensation consulting firm and are summarized below.

Overview

      Executive officers' compensation consists of three components:

      o     base salary,

      o     cash bonus, and

      o     stock options.

      The Compensation Committee believes that the best interests of its stockholders will be served if the executive officers are focused on the long-term objectives of Osteotech, as well as the current year's goals. The Compensation Committee views salary and cash bonuses to be the best solution to reward and provide incentive for the achievement of current goals.

      The Compensation Committee views stock options as an important long-term incentive vehicle for its executive officers. Options provide executives with the opportunity to share in the appreciation of the value of Osteotech's common stock which the Compensation Committee believes would be due largely to the efforts of such executives. All options granted under Osteotech's stock option plans have an exercise price at least equal to the fair market value of the common stock at the time of grant, and therefore any value which ultimately accrues to executive officers directly reflects stock price increases shared by our stockholders. Options will have no value if the stock price is below the exercise price. At the Compensation Committee's determination, options generally vest at the rate of 25% each year over a four (4) year period commencing on the grant date and are exercisable for a period of ten (10) years from the grant date.

      The 1994 Employee Stock Purchase Plan was adopted by the Board in January, 1994, approved by the stockholders in June, 1994 and went into effect in August, 1994. The Compensation Committee believes that all Osteotech employees should have the opportunity to acquire or increase their holdings of Osteotech common stock. All eligible employees, including executive officers, who participate in the 1994 Employee Stock Purchase Plan have deductions made by Osteotech from their compensation to purchase Osteotech's common stock quarterly at a purchase price equal to 85% of the reported last sale price of Osteotech's common stock on the last day of each quarter.

      It should also be noted that:

      o exceptions to the general principles stated herein are made when the Compensation Committee deems them appropriate to the stockholders' interests;

      o the Compensation Committee regularly considers other forms of compensation and modifications of its present policies, and will make changes as it deems appropriate; and

      o the competitive opportunities to which Osteotech's executives are exposed frequently come from private companies or divisions of large companies, for which published compensation data is often unavailable, with the result that the Compensation Committee's information about such opportunities is often anecdotal.

      Certain provisions of the Internal Revenue Code impose conditions to be met in order for a publicly held corporation to deduct compensation paid in excess of $1.0 million per year to any employee as compensation expense for Federal income tax purposes. The value of Osteotech's common stock may make it more likely that the total compensation of executive officers may exceed this limit, since the spread between the exercise price of options and the fair market value of the common stock on the date of exercise of options must be included in the compensation of an employee in determining whether the limit is exceeded. Osteotech's option and stock plans have been designed to ensure that the compensation recognized by an executive officer upon the exercise of an option is performance based for purposes of the Internal Revenue Code Section 162(m). As a result, the Compensation Committee believes that compensation recognized by executive officers upon exercise of options granted under the Stock Plan qualifies as performance based compensation and is deductible by Osteotech for Federal income tax purposes even though it may exceed $1.0 million.

Salary and bonus programs

      The salaries and bonuses paid to the executive officers were determined in accordance with Osteotech's Salary Administration Program and the Executive Performance Bonus Program adopted by the Compensation Committee, except for Mr. Burel who was eligible during his employment at Osteotech (which was terminated in February, 2004) for a Special Bonus Program as detailed in his employment agreement, as amended, and as more fully discussed on page 20 under the heading "Mr. Burel's Special Bonus Program and Severance Arrangements." The Salary Administration Program and the Executive Performance Bonus Program were developed in consultation with an independent management compensation consulting firm.

      The range of salary levels were established based upon competitive factors in the marketplace and the level of the executive officer's position within Osteotech's management structure. The actual salary paid within such range is based, initially, on qualifications, and on an ongoing basis, upon a combination of qualifications and the executive officer's individual performance. Increases in salaries are based upon a performance appraisal which is conducted annually by the Compensation Committee. Based upon a survey conducted by the independent management compensation consultant retained by the Compensation Committee, the Compensation Committee believes that the salaries paid to its executive officers are generally within the mid-range of salaries paid to executives in similar positions at comparable companies with which Osteotech competes for executive talent.

      The primary objective of the Executive Performance Bonus Program is to provide incentives to the executive officers and other key members of management to achieve financial and business objectives. The program is designed to:

      o     emphasize and improve Osteotech's performance;

      o     focus management's attention on key priorities and goals;

      o     reward significant contributions to Osteotech's success; and

      o     attract and retain results-oriented executives and managers.

      The Compensation Committee has generally decided to look solely at Osteotech's performance when determining bonus amounts for executive officers. Except for the Chief Executive Officer, in a year of satisfactory accomplishment of company goals, the range of bonuses for executive officers is generally 20% to 30% of base salary. Bonus payouts can exceed these ranges when the income before taxes goal is exceeded, and conversely, significant under-performance of Osteotech's goals could result in the reduction or suspension of bonuses at the executive level.

      The Compensation Committee determined the executive officers' bonus awards for 2003 and all other elements of their compensation based on their level of accomplishment while taking into consideration Osteotech's overall financial performance in 2003. The Compensation Committee relied heavily, but not exclusively, on this measure. It exercised judgment and discretion in light of this measure and the Company's compensation objectives and policies described above to determine overall bonus funds and individual bonus awards.

      Executive officers are also eligible to receive stock options. The Compensation Committee based upon the salary grade of each executive officer has established an annual targeted number of options. The Compensation Committee reviews this number periodically. The number of options actually granted is based upon the individual performance of the executive officer and the Compensation Committee's assessment of the executive officer's ability to contribute to the enhancement of stockholder value in the future.

Mr. Burel's Special Bonus Program and Severance Arrangements

      Mr. Burel's employment relationship with Osteotech was terminated in February, 2004. During his employment with Osteotech, Mr. Burel was entitled to a Special Bonus Program whereby for a period of four years from Mr. Burel's date of hire, April 18, 2000, Mr. Burel would be entitled to a four (4) percent commission on all net end-user revenues of Osteotech's tissue and metal products, exclusive of standard allograft tissue forms ("Net Revenues") in a specific territory as defined in his employment agreement. In addition, Mr. Burel was entitled to an additional six (6) percent commission on all Net Revenues over 120% of prior year Net Revenues in the territory. In March, 2002, Mr. Burel's employment agreement was amended to extend the Special Bonus Program to six years from Mr. Burel's date of hire and to reduce the threshold for Mr. Burel to earn the additional six (6) percent commission to 115% of the prior year Net Revenues.

      The maximum payment to Mr. Burel under this program over the six-year period was $2,100,000. Through December 31, 2003, Mr. Burel had earned $1,225,018 pursuant to this program. Mr. Burel's Special Bonus Program ended with his departure from Osteotech. Mr. Burel was not eligible for Osteotech's Executive Bonus Program.

      Pursuant to his employment agreement dated April 18, 2000, as amended, in connection with his termination in February, 2004, Mr. Burel was entitled to receive 30 days notice of his termination, during which time he received his entire compensation package. At the end of such 30-day notice period, Mr. Burel was entitled to receive a severance payment equal to his annual base salary, payable in semi-monthly installments. The total amount of such severance payment is $239,000. In addition, Mr. Burel had 90 days after the date of termination to exercise all of his stock options which were vested as of the date of his termination.

Chief Executive Officer's Compensation

      The Compensation Committee in accordance with the Salary Administration Program and Executive Performance Bonus Program discussed above determines the base salary and bonus of the Chief Executive Officer. In a year of satisfactory accomplishment of company goals, the bonus for the Chief Executive Officer is 50% of base salary. The bonus payout for the Chief Executive Officer can exceed 50% of base salary when the income before taxes goal is exceeded and, conversely, significant under-performance of Osteotech's goals could result in the reduction or suspension of bonuses for the Chief Executive Officer. The differences between the compensation level of the Chief Executive Officer and that of the other executive officers are due to the Compensation Committee's acknowledgment of the importance of the Chief Executive Officer to the success of Osteotech's business. The Chief Executive Officer is also eligible to receive stock options.

      The Compensation Committee determined Mr. Bauer's bonus award for 2003 and all other elements of his compensation based on Mr. Bauer's level of accomplishment while taking into consideration Osteotech's overall financial performance in 2003. The Compensation Committee relied heavily, but not exclusively, on this measure. Taking into consideration this measure and the Company's compensation objectives and policies as described above, the Compensation Committee exercised judgment and discretion in determining Mr. Bauer's 2003 bonus award and other elements of his compensation. Mr. Bauer was not in attendance when the Compensation Committee discussed or voted on his compensation.

                                        MEMBERS OF THE COMPENSATION COMMITTEE


                                        Donald D. Johnston, Chairman
                                        Kenneth P. Fallon, III
                                        Stephen J. Sogin, Ph.D.

                              EMPLOYMENT AGREEMENTS

            Osteotech has entered into employment agreements with its executive officers. The terms of such employment agreements are summarized below.

                                                                               Other
Name and Position              Term                      Salary             Compensation                Severance
----------------        ---------------------       ----------------      ---------------         ---------------------
Richard W. Bauer        Two year term subject       The Compensation      Bonus and stock         If terminated without
President and Chief     to automatic renewal        Committee             option grants as        cause, entitled to
Executive Officer       for additional two year     increased the         determined by           twelve months of base
                        terms, unless               base salary: (i)      Compensation            salary and an
                        terminated at least         effective April       Committee based on      additional twelve
                        three months prior to       1, 2003 to            performance.            months of salary,
                        expiration of such          $390,000, and                                 which ceases if he
                        current two year term.      (ii) effective                                finds comparable
                        Current term runs           April 1, 2004, to                             employment during the
                        through December 3,         $405,000.                                     second 12 month period.
                        2004.

Michael J. Jeffries     Two year term subject       The Compensation      Bonus and stock         If terminated without
Executive Vice          to automatic renewal        Committee             option grants as        cause, entitled to
President and Chief     for additional two year     increased the         determined by           severance payment
Financial Officer       terms, unless               base salary: (i)      Compensation            equal to twelve
                        terminated at least         effective April       Committee based on      months' base salary.
                        three months prior to       1, 2003, to           performance.
                        expiration of such          $280,000, and
                        current two year term.      (ii) effective
                        Current term runs           April 1, 2004, to
                        through December 31,        $292,000.
                        2005.

James L. Russell,       Two year term subject       The Compensation      Bonus and stock         If terminated without
Ph.D.                   to automatic renewal        Committee             option grants as        cause, entitled to
Executive Vice          for additional two year     increased the         determined by           severance payment
President, Chief        terms, unless               base salary: (i)      Compensation            equal to twelve
Scientific Officer      terminated at least         effective April       Committee based on      months' base salary.
                        three months prior to       1, 2003, to           performance.
                        expiration of such          $234,000, and
                        current two year term.      (ii) effective
                        Current term runs           April 1, 2004, to
                        through December 17,        $242,000.
                        2005.

Richard Russo           Two year term subject       The Compensation      Bonus and stock         If terminated without
Executive Vice          to automatic renewal        Committee             option grants as        cause, entitled to
President and           for additional two year     increased the         determined by           severance payment
General Manager,        terms, unless               base salary: (i)      Compensation            equal to twelve
International           terminated at least         effective April       Committee based on      months' base salary.
                        three months prior to       1, 2003, to           performance.
                        expiration of such          $251,000, and
                        current two year term.      (ii) effective
                        Current term runs           April 1, 2004, to
                        through March 31, 2005.     $265,000.

      In addition, all of the above named executive officers have entered into confidentiality and non-competition agreements with Osteotech. Mr. Burel's employment agreement with Osteotech was terminated in February, 2004. See "Mr. Burel's Special Bonus Program and Severance Arrangements" on page 20.

                          CHANGE IN CONTROL AGREEMENTS

      On September 8, 1997, we entered into change in control agreements with certain officers including Richard W. Bauer, Michael J. Jeffries, James L. Russell, Ph.D. and Richard Russo and on April 18, 2000, we entered into a change in control agreement with Marc Burel, all of which were superseded by amended change in control agreements on September 8, 2002, to assure that Osteotech will have their continued dedication as executives notwithstanding the possibility, threat or occurrence of a change in control of Osteotech. Mr. Burel's change in control agreement is no longer in effect because his employment agreement was terminated in February, 2004. Under the change in control agreements, a change in control is defined as (i) a change in the Board of Directors of Osteotech such that a majority of the Board is made up of persons who were neither nominated nor appointed by incumbent Directors, (ii) the acquisition by any person of a majority of the outstanding voting securities of Osteotech, except if such acquisition is effected by Osteotech itself, by an employee benefit plan of Osteotech or pursuant to an offering by Osteotech of its voting securities,
(iii) a merger or consolidation of Osteotech with another company such that neither Osteotech nor any of its subsidiaries will be the surviving entity, (iv) a merger or consolidation of Osteotech following which Osteotech or a previous subsidiary of Osteotech will be the surviving entity and a majority of the voting securities of Osteotech will be owned by a person or persons who were not beneficial owners of a majority of Osteotech's voting securities prior to such merger or consolidation, (v) a liquidation of Osteotech, or (vi) a sale or disposition by Osteotech of at least 80% of its assets.

      Under the agreements, for one (1) year after the occurrence of a change in control, each executive will remain in Osteotech's employ in the same position he held before the change in control and will be entitled to a base salary and benefits no less favorable than those in effect for such executive immediately preceding the change in control. In addition, upon a change in control, all unvested stock options held by each executive will vest and become exercisable immediately, notwithstanding anything to the contrary contained in the option certificates or any plan covering such options. If, however, the change in control arises from a merger or consolidation in which neither Osteotech nor any of its subsidiaries is the surviving entity or from the liquidation of Osteotech, each executive will be given a reasonable opportunity to exercise such options prior to the change in control and any such options not so exercised will terminate on the effective date of the change in control. Notwithstanding the foregoing, the terms of (1) certain option agreements issued to Richard W. Bauer, Michael J. Jeffries, James L. Russell, Ph.D. and Richard Russo dated July 31, 1997, and (2) any agreements entered into between Richard
W. Bauer, Michael J. Jeffries, James L. Russell, Ph.D. and Richard Russo and Osteotech granting an Award (as defined in the 2000 Stock Plan) pursuant to the 2000 Stock Plan and not the terms of these change of control agreements shall govern with respect to such options or Awards in the event of a change in control.

      Upon a change in control, each of the following executives is entitled to an additional payment equal to a given number (see table below), multiplied by
(i) the amount by which the payment per share received or to be received by the stockholders of Osteotech in connection with such change in control event exceeds $8.50, or (ii) if there is no such payment, the amount by which the average of the last reported sale price of Osteotech's common stock for the five
(5) trading days immediately preceding such change in control exceeds $8.50:

                    Mr. Bauer........................       342,251

                    Mr. Jeffries.....................       169,013

                    Dr. Russell......................        84,507

                    Mr. Russo........................        92,957

      The agreements also provide that if, after a change in control, an executive's employment is terminated for any reason, the executive will be entitled to receive all then accrued pay, benefits, executive compensation (as defined in these agreements) and fringe benefits, including pro rata bonus and incentive plan earnings through the date of his termination plus the amount of any compensation he previously deferred, in each case, to the extent theretofore unpaid. In addition, unless the executive's employment was terminated by the executive without good reason (as defined below) on or prior to the 180th day after the change in control event or by Osteotech for just cause (as defined in the agreement) on or prior to the 180th day after the change in control event, the executive will receive (i) a payment equal to three (3) times the sum of (a) his average annual base salary plus (b) his average annual cash bonuses, for the five (5) taxable years prior to the change in control event, plus interest, and (ii) at Osteotech's expense, medical, health and disability benefits comparable to those he received prior to the change in control for a period of three (3) years following his termination. Furthermore, unless the executive's employment was terminated by the executive without good reason prior to the first anniversary of the change in control event or was terminated by Osteotech for just cause, the executive will also be entitled to
(i) the balance of all pay, benefits, compensation and fringe benefits including (but not limited to) pro rata salary, bonus and incentive plan earnings payable through the first anniversary of the change in control event, and (ii) an office and reasonable secretarial and other services from Osteotech for one year from the date of his termination.

      For purposes of the change in control agreements, good reason includes (A) the assignment to the executive of duties which are not substantially of equal status, dignity and character as the duties performed immediately prior to the change in control, (B) the failure of Osteotech to provide full compensation as contemplated by the change in control agreement, (C) the relocation of the executive's office to a location more than fifteen miles from the location required immediately prior to the change in control, or his being required to travel to a much greater extent than required immediately prior to the change in control in order to perform duties of substantially equal status, dignity and character to those performed prior to the change in control, (D) the failure of a successor corporation to expressly assume and agree to perform Osteotech's obligations under the change in control agreement, provided such successor has received at least twenty (20) days prior written notice of such obligations, and
(E) the voluntary termination by the executive for any reason after the 180th day following the change in control. Except with respect to section (E), the determination that good reason exists requires that the employee make such determination in good faith, notify Osteotech of his or her position in writing and provide twenty (20) days for Osteotech to cure.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

      The graph below summarizes the total cumulative return experienced by Osteotech's stockholders during the five-year period ended December 31, 2003, compared to the Nasdaq Stock Market Index and the Dow Jones Medical Supplies Index. The changes for the periods shown in the graph and table are based on the assumption that $100.00 has been invested in Osteotech, Inc. common stock and in each index below on January 1, 1999 and that all cash dividends were reinvested.

                              [LINE GRAPH OMITTED]

----------------------------------------------------------------------------------------------------------
                                    Jan. 1                            December 31,
----------------------------------------------------------------------------------------------------------
                                     1999        1999          2000         2001        2002         2003
----------------------------------------------------------------------------------------------------------
Osteotech, Inc.                    $100.00      $ 43.15      $ 15.32      $ 17.90      $20.77      $ 28.39
----------------------------------------------------------------------------------------------------------
Nasdaq Stock Market                $100.00       186.44       112.66        88.84       61.13        92.21
----------------------------------------------------------------------------------------------------------
Dow Jones Medical Supplies         $100.00        81.00       102.51       120.54       94.24       121.05
----------------------------------------------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      None.

                      EQUITY COMPENSATION PLAN INFORMATION

      We have three stock option plans all of which have been approved by our stockholders. Two of the plans, the 1991 Stock Option Plan and the 1991 Independent Directors Stock Option Plan, do not have any shares available to grant new options and all shares underlying outstanding options that expire or are forfeited prior to exercise are no longer available for issuance upon return to these plans. The remaining plan, the 2000 Stock Plan, allows for options to be granted to both employees and members of the Board of Directors. The following table sets forth certain information relative to our stock option plans as of December 31, 2003.

                                                                                                   Number of securities
                                                                                                  remaining available for
                                        Number of securities to         Weighted-average          future issuance under
                                      be issued upon exercise of       exercise price of        equity compensation plans
                                         outstanding options,         outstanding options,        (excluding securities
        Plan Category                     warrants and rights         warrants and rights        reflected in column (a))
        -------------                     -------------------         -------------------        ------------------------
                                                  (a)                          (b)                          (c)
-------------------------------------------------------------------------------------------------------------------------
Equity compensation plans                     2,499,762                      $9.10                        1,112,000
approved by security holders
-------------------------------------------------------------------------------------------------------------------------
Equity compensation plans not
approved by security holders                         --                         --                               --
-------------------------------------------------------------------------------------------------------------------------
          Total                               2,499,762                      $9.10                        1,112,000
-------------------------------------------------------------------------------------------------------------------------

                   PROPOSAL NO. 2 -- RATIFICATION OF AUDITORS

      The Audit Committee of the Board of Directors approved the retention of PricewaterhouseCoopers LLP as Osteotech's independent auditors for the year ending December 31, 2004. PricewaterhouseCoopers LLP and its predecessor Coopers and Lybrand L.L.P. have served as Osteotech's independent auditors since 1987. Representatives of PricewaterhouseCoopers LLP will be available to answer questions and make statements at the annual meeting.

Board recommendation and stockholder vote required

      The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as Osteotech's independent auditors for the year ending December 31, 2004 (Proposal No. 2 on the proxy card). The affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the proposal will be required for approval.

      If the appointment is not ratified, the Audit Committee will select other independent auditors. If the appointment is ratified, the Audit Committee reserves the right to appoint other independent auditors.

                          ANNUAL REPORT TO STOCKHOLDERS

      Osteotech's 2003 Annual Report to Stockholders accompanies this proxy statement.

                             STOCKHOLDERS' PROPOSALS

      In order for a stockholder to have a proposal included in the proxy statement for the 2005 annual stockholders' meeting, the proposal must comply with both the procedures identified by Rule 14a-8 under the Exchange Act and be received in writing by Osteotech's Secretary on or before 5:00 p.m. Eastern Standard Time on January 5, 2005. Such a proposal will be considered at the 2005 annual stockholders' meeting.

      In the event a stockholder does not meet the January 5, 2005 deadline, the stockholder can still give notice of a proposal to be presented at the 2005 annual stockholders' meeting until March 22, 2005; however, such proposal will not be included in the proxy materials relating to such meeting. Such a proposal will be considered timely within Rule 14a-4(c) and may be considered at the 2005 annual stockholders' meeting if it complies with Rule 14a-8.

      Any proposal received after March 22, 2005 will be considered untimely within Rule 14a-4(c) of the Exchange Act and the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal.

                                     GENERAL

      The expenses of preparing and mailing this proxy statement and the accompanying proxy card and the cost of solicitation of proxies, if any, will be borne by Osteotech. In addition to the use of mailings, proxies may be solicited by personal interview, telephone and telegraph, and by directors, officers and regular employees of Osteotech without special compensation therefore. Osteotech expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of Osteotech's common stock.

      Unless contrary instructions are indicated on the proxy card, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR all of the proposals described in this proxy statement.

                                  OTHER MATTERS

      The Board of Directors knows of no other matters to be brought before the annual meeting. If matters other than the foregoing should arise at the annual meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons named in the proxy card.

      Please complete, sign and date the enclosed proxy card, which is revocable as described herein, and mail it promptly in the enclosed postage-paid envelope.

                                     By Order of the Board of Directors,


                                     /s/ Michael J. Jeffries
                                     -----------------------------------
                                     MICHAEL J.  JEFFRIES
                                     Secretary

Dated: May 5, 2003

                                   Proxy Card

                                 OSTEOTECH, INC.
                                      PROXY
                                  COMMON STOCK

                          ANNUAL MEETING: JUNE 10, 2004
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      Richard W. Bauer and Michael J. Jeffries, and each of them, as proxies, with full power of substitution in each of them, are hereby authorized to represent and to vote, as designated below and on the reverse side, upon the following proposals and in the discretion of the proxies on such other matters as may properly come before the Annual Meeting of Stockholders of Osteotech, Inc. to be held at the Sheraton Eatontown Hotel and Conference Center, 6 Industrial Way East, Eatontown, New Jersey 07724 on Thursday, June 10, 2004 at 9:00 A.M. local time or any adjournment(s), postponement(s) or other delay(s) thereof (the "Annual Meeting"), all shares of common stock of Osteotech to which the undersigned is entitled to vote at the Annual Meeting. The following proposals are more fully described in the Notice of Annual Meeting and Proxy Statement for the Annual Meeting dated May 5, 2003 (receipt of which is hereby acknowledged).

      UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2 AND WILL BE VOTED, EITHER FOR OR AGAINST, AT THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSALS 1 AND 2.

(Continued and to be dated and signed on the reverse side.)

                                                OSTEOTECH, INC.
                                                51 JAMES WAY
                                                EATONTOWN, NJ 07724

1.   To elect seven (7)      FOR all nominees |_|     WITHHOLD AUTHORITY            |_|       FOR ALL EXCEPT          |_|
     directors.              listed below.            for all nominees listed below           those nominees that I
                                                                                              have listed below

      Nominees: Richard W. Bauer, Kenneth P. Fallon, III, Stephen S. Galliker, Michael J. Jeffries, Donald D. Johnston, John Phillip Kostuik M.D., FRCS(C) and Stephen J. Sogin, Ph.D. (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

      Exceptions:_______________________________________________________________


2. To ratify the appointment of PricewaterhouseCoopers LLP as Osteotech's independent auditors for the year ending December 31, 2004.

FOR    |_|                   AGAINST     |_|               ABSTAIN    |_|

3.    To transact such other business as may properly come before the Annual
      Meeting.

                                   PLEASE CHECK THIS BOX IF YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON.

                                   (Please sign exactly as name appears to the left, date and return. If shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

                                   Please Date: ________________________________

                                   Sign Here: __________________________________

                                   _____________________________________________
                                   Additional Signature (if held jointly)

                                   Votes must be indicated in Black or Blue ink.

                PLEASE SIGN AND DATE AND RETURN YOUR PROXY TODAY

                                    EXHIBIT A

                                 OSTEOTECH, INC.
              NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

Purpose of Committee

      The purpose of the Corporate Governance and Nominating Committee (the "Committee") of the Board of Directors (the "Board") of Osteotech, Inc. (the "Company") is to (1) determine the slate of director nominees for election to the Company's Board of Directors, (2) identify and recommend candidates to fill vacancies occurring between annual meetings of stockholders, and (3) develop and recommend to the Board a set of corporate governance principles applicable to the Company. The Committee shall report to the Board on a regular basis and not less than once a year.

Committee Membership

      The Committee shall be compromised of no fewer than two members and must consist solely of members who meet the independence requirements of Nasdaq. The Board shall appoint the initial members of the Committee. Candidates to fill subsequent vacancies in the Committee shall be appointed by the Board based on nominations by the Committee. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Committee Structure and Operations

      The Committee shall designate one member of the Committee as its chairperson. In the event of a tie vote on any issue, the chairperson's vote shall decide the issue. The Committee shall meet in person or telephonically at least twice a year, and perhaps more frequently, as the Committee or its chairperson deems advisable. The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee is governed by the same rules regarding meetings (including meetings by teleconference or similar equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

Committee Duties and Responsibilities

      The following are the duties and responsibilities of the Committee:

1. To make recommendations to the Board from time to time as to changes that the Committee believes to be desirable to the size of the Board or any committee thereof.

2. To identify individuals believed to be qualified to become Board members, and to determine the nominees to stand for election as directors at the annual meeting of stockholders or, if applicable, at a special meeting of stockholders. In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board), the Committee shall determine a nominee to fill such vacancy either through appointment by the Board or through election by stockholders.

3. To establish the criteria for Board membership, which may include one or more of the following:

      a. Experience as a board member of anther publicly traded corporation, experience in industries or with technologies relevant to the Company, accounting or financial reporting experience, or such other professional experience as the Committee shall determine shall qualify an individual for Board service.

      b. Candidates shall have good business judgment and even temperament, high ethical standards, a healthy view of the relative responsibilities of a board member and management, and shall be independent thinkers and articulate and intelligent.


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      c.    The company's policy is not to discriminate on the basis of race, gender or ethnicity and the board is supportive of any qualified candidate who would also provide the board with more diversity.

      d. In nominating candidates, the Committee shall take into consideration any other factors, as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

      e. The Committee may consider and evaluate candidates proposed by management and stockholders.

4. To establish the procedures by which stockholders candidates will be considered by the Committee and publish these procedures in the Company's annual meeting proxy statement.

5. To evaluate and recommend to the stockholders the termination of service of individual members of the Board as appropriate, in accordance with the Board's governance principles, for cause or for other proper reasons.

6. To develop and recommend to the Board standards to be applied in making determinations as to the absence of relationships between the Company or its subsidiaries and a director which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

7. To identify Board members qualified to fill vacancies on any committee of the Board and to recommend that the Board appoint the identified member or members to the respective committee. In nominating a candidate for committee membership, the Committee shall take into consideration the factors set forth in the charter of that committee, if any, as well as any other factors it deems appropriate, including without limitation the consistency of the candidate's experience with the goals of the committee and the interplay of the candidate's experience with the experience of other committee members.

8. To establish procedures for the Committee to exercise oversight of the evaluation of the Board and management.

9. To review annually the Company's corporate governance guidelines and make recommendations to the Board with respect to any proposed changes.

10. To prepare and issue the evaluation required under "Performance Evaluation" below.

11. To perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the nomination of Board and committee members.

Delegation to Subcommittee

      The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

Performance Evaluation

      The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this charter. The performance evaluation shall also recommend to the Board any improvements to the Committee's charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by


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the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

Resources and Authority of the Committee

      The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. With respect to consultants or search firms used to identify director candidates, this authority shall be vested solely in the Committee.

Adoption of Charter

      This Charter was originally adopted by the Board of Directors in 2003.


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